As filed with the Securities and Exchange Commission on September 17, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COX COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2112288 (I.R.S. Employer Identification No.)

1400 Lake Hearn Drive
Atlanta, Georgia 30319
(404) 843-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jimmy W. Hayes
Executive Vice President, Finance and
Chief Financial Officer
Cox Communications, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia 30319
(404) 843-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please address a copy of all communications to:

Stuart A. Sheldon
Thomas D. Twedt
Dow, Lohnes & Albertson, PLLC
1200 New Hampshire Avenue, NW
Washington, D.C. 20036
(202) 776-2000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-82575)

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Aggregate Amount to	Offering Price Per	Aggregate	Amount of
Securities to be Registered	be Registered (1)	Unit (1)	Offering Price (1)	Registration Fee (1)

Debt Securities	$115,000,000	N/A	$115,000,000	$10,580

Total	$115,000,000	N/A	$115,000,000	$10,580

(1)  United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies estimated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 457(o), which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all the securities listed, the table does not specify the proposed maximum offering price per unit.

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX
EX-5.1 OPINION OF DOW, LOHNES & ALBERTSON PLLC
EX-23.2 CONSENT OF DELOITTE & TOUCHE LLP

EXPLANATORY NOTE

     This registration statement is being filed by Cox Communications, Inc. pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the debt securities being offered hereby and the related consent, and an accountant’s consent. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (File No. 333-82575), as amended, of the registrant, including the exhibits and the power of attorney thereto are incorporated by reference into this registration statement. This registration statement covers the registration of an aggregate of $115,000,000 of debt securities of Cox Communications, Inc. that may be offered from time to time hereunder.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Cox Communications, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 17, 2002.

COX COMMUNICATIONS, INC.

By:	/s/ James O. Robbins James O. Robbins President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of Cox Communications, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

* James C. Kennedy	Chairman of the Board of Directors	September 17, 2002

/s/ James O. Robbins James O. Robbins	President and Chief Executive Officer, Director (Principal Executive Officer)	September 17, 2002

/s/ Jimmy W. Hayes Jimmy W. Hayes	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	September 17, 2002

/s/ William J. Fitzsimmons William J. Fitzsimmons	Vice President of Accounting & Financial Planning (Principal Accounting Officer)	September 16, 2002

* David E. Easterly	Director	September 17, 2002

* Robert C. O’Leary	Director	September 17, 2002

* Power of Attorney

     Jimmy W. Hayes, by signing his name hereto, does sign this document on behalf of each of the persons indicated above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

By:	/s/ Jimmy W. Hayes Jimmy W. Hayes Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Dow, Lohnes & Albertson, PLLC

23.1	Consent of Dow, Lohnes & Albertson, PLLC (contained in their opinion filed as Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (incorporated by reference to the power of attorney contained on the signature page to the registration statement on Form S-3 of the registrant (File No. 333-82575))